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
PRICING SUPPLEMENT NO. 9 DATED JANUARY 16, 2002                                                          FILED UNDER RULE 424(b)(3)
(TO PROSPECTUS DATED OCTOBER 31, 2001                                                                            FILE NO. 333-63164
AND PROSPECTUS SUPPLEMENT DATED DECEMBER 11, 2001)

                                                     $3,000,000,000
                                                  USA EDUCATION, INC.
                                              Medium Term Notes, Series A
                                     Due 9 Months or Longer From the Date of Issue

--------------------------------------------- ----------------------------------------- --------------------------------------
Principal Amount:    $100,000,000             Floating Rate Notes:       |X|            Fixed Rate Notes:         |_|

--------------------------------------------- ----------------------------------------- --------------------------------------
Original Issue Date:  January 25, 2002        Closing Date:   January 25, 2002          CUSIP Number:     90390M AJ9

--------------------------------------------- ---------------------------- ------------ --------------------------------------
Maturity Date:       January 26, 2004         Option to Extend Maturity:   |X| No       Specified Currency:  U.S. Dollars

                                                                           |_| Yes
                                              If Yes, Final Maturity
                                              Date:
--------------------------------------------- ---------------------------- ------------ --------------------------------------
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------------------------------------------------ -------------- ----------------------------------- --------------------------
Redeemable at the option of the Company:         |X| No         Redemption Price:                   Not Applicable.
------------------------------------------------ -------------- ----------------------------------- --------------------------
                                                 |_| Yes        Redemption Dates:                   Not Applicable.
------------------------------------------------ -------------- ----------------------------------- --------------------------
Repayment at the option of the Holder: :         |X| No         Repayment Price:                    Not Applicable.
------------------------------------------------ -------------- ----------------------------------- --------------------------
                                                 |_| Yes        Repayment Dates:                    Not Applicable.
------------------------------------------------ -------------- ----------------------------------- --------------------------
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
------------------------------------------------------------------------------------------------------------------------------
APPLICABLE TO FIXED RATE NOTES ONLY:

--------------------------------------------------------------- --------------------------------------------------------------
         Interest Rate:                                         Interest Payment Date(s):

--------------------------------------------------------------- --------------------------------------------------------------
         Interest Accrual Method:
--------------------------------------------------------------- --------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
APPLICABLE TO FLOATING RATE NOTES ONLY:

-------------------------------------------------------------- ----------------------------------------------------------------
Floating Rate Index:
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_|    CD Rate                               Index Maturity:   Three Months.
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_| Commercial Paper Rate
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_| CMT Rate                                 Spread :   Plus 20 basis points (.20%).
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_| Federal Funds Rate
-------------------------------------------------------------- ----------------------------------------------------------------
                  |X| LIBOR Telerate                           Initial Interest Rate:      TBD.
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_| LIBOR Reuters
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_| Prime Rate                               Interest Rate Reset Period:  Quarterly.
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_| 91-Day Treasury Bill Rate

-------------------------------------------------------------- ----------------------------------------------------------------
Reset Date(s):  Each January 25th, April 25th, July 25th       Interest Payment   Each January 25th, April 25th, July 25th
                and October 25th  during the term of the       Date(s):           and October 25th  during the term of the
                Notes, beginning April 25, 2002, subject to                       Notes, beginning April 25, 2002, subject to
                following business day convention.                                following business day convention.

-------------------------------------------------------------- ----------------------------------------------------------------
Interest Determination  2 London and New York Business         Interest Period:   From and including the previous Interest
Date:                   Days prior to the related Reset                           Payment Date (or Original Issue Date, in
                        Date.                                                     the case of the first Interest Accrual
                                                                                  Period) to but excluding the current
                                                                                  Interest Payment Date (or Maturity Date, in
                                                                                  the case of  the last Interest Accrual
                                                                                  Period).
-------------------------------------------------------------- ----------------------------------------------------------------
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-------------------------------------------------------------- ----------------------------------------------------------------
Lock-in Period Start Date:     Not Applicable.                 Accrual Method:   Actual/360.

-------------------------------------------------------------- ----------------------------------------------------------------
Maximum Interest Rate:       Not Applicable.                   Minimum Interest Rate:     Not Applicable.
-------------------------------------------------------------- ----------------------------------------------------------------

Form:                Book-entry.

Denominations:       $1,000 minimum and integral multiples of $1,000 in excess
                     thereof.

Trustee:             JPMorgan Chase Bank, formerly known as The Chase Manhattan
                     Bank.

Issue Price:         100%.

Agent's Commission:  0.04%

Net Proceeds:        $99,960,000.

Agent: Banc of America Securities LLC is acting as underwriter for this isssuance.


 OBLIGATIONS OF USA EDUCATION, INC. AND ANY SUBSIDIARY OF USA EDUCATION, INC.
   ARE NOT GUARANTEED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA. NEITHER USA EDUCATION, INC. NOR ANY SUBSIDIARY OF USA EDUCATION, INC.
   (OTHER THAN STUDENT LOAN MARKETING ASSOCIATION) IS A GOVERNMENT-SPONSORED
       ENTERPRISE OR AN INSTRUMENTALITY OF THE UNITED STATES OF AMERICA.